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                                                                  EXHIBIT 23(A)









                            INDEPENDENT ACCOUNTANTS'
                        CONSENT OF PRICE WATERHOUSE LLP




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                                  800 Market Street       Telephone 314 206 8500
                                  St. Louis, MO 63101


Price Waterhouse LLP                                      [LOGO]


February 16, 1996

To the Board of Directors
Graybar Electric Company, Inc.

In our opinion, the consolidated balance sheet and the related consolidated statements of income and retained earnings and cash flows as of and for each of the two years in the period ended December 31, 1995 (appearing on pages
16 through 18 of the Graybar Electric Company, Inc. 1996 Annual Report to Shareholders which has been incorporated by reference in this Form 10-K Annual Report) present fairly, in all material respects, the financial position, results of operations and cash flows of Graybar Electric Company, Inc. and its subsidiaries as of and for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Graybar Electric Company, Inc. for any period subsequent to December 31, 1995.


/s/ Price Waterhouse LLP
Price Waterhouse LLP

St. Louis, Missouri